EXHIBIT 11

                        COMPUTATION OF NET LOSS PER SHARE

                                                       THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            JUNE 30,                    JUNE 30,
                                                  --------------------------    --------------------------
                                                      2000           1999          2000            1999
                                                  -----------    -----------    -----------    -----------

NET LOSS PER SHARE
Loss from Operations applicable to Common Stock   $  (360,538)   $  (334,503)   $  (700,262)   $  (552,166)
  Weighted Average Common Shares Outstanding        3,901,431      3,891,855      3,901,431      3,886,536
                                                  -----------    -----------    -----------    -----------
Net Loss Per Share                                $     (0.09)   $     (0.09)   $     (0.18)   $     (0.14)
                                                  ===========    ===========    ===========    ===========

NET LOSS PER SHARE -
ASSUMING DILUTION (See "NOTE")
Loss from Operations applicable to Common Stock   $  (360,538)   $  (334,503)   $  (700,262)   $  (552,166)
                                                  ===========    ===========    ===========    ===========

 Weighted Average Common Shares Outstanding         3,901,431      3,891,855      3,901,431      3,886,536
Add: (A) Assumed Conversion of Preferred Stock      1,040,000             --      1,040,000             --
     (B) Assumed Exercise of Stock Options             26,129        114,111         49,329         80,224
     (C) Assumed Exercise of Warrants                      --             --          4,545             --
                                                  -----------    -----------    -----------    -----------
  Weighted Average Common Shares

   Outstanding - Assuming Dilution                  4,967,560      4,005,966      4,995,306      3,966,760
                                                  ===========    ===========    ===========    ===========
Net Loss Per Share - Assuming Dilution            $     (0.07)   $     (0.08)   $     (0.14)   $     (0.14)
                                                  ===========    ===========    ===========    ===========

NOTE:

The calculation for Net Loss Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are anti-dilutive.

(A) - For 2000, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                         PERIOD ENDED JUNE 30, 2000
                                         THREE MONTHS     SIX MONTHS
                                         ------------     ----------

Options assumed exercised                    195,050       247,550
Proceeds assumed realized                   $165,543      $218,043
Shares assumed reacquired:
- During three months ($165,543/$.98)        168,921
- During six months ($218,043/$1.10)                       198,221
Net additional shares assumed outstanding     26,129        49,329

For 1999, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                         PERIOD ENDED JUNE 30, 2000
                                         THREE MONTHS     SIX MONTHS
                                         ------------     ----------

Options assumed exercised                    229,550       207,550
Proceeds assumed realized                   $221,643      $188,443
Shares assumed reacquired:
- During three months ($221,643/$1.92)       115,439
- During six months ($188,443/$1.48)                       127,326
Net additional shares assumed outstanding    114,111        80,224


(B) - For 2000, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.


                                         PERIOD ENDED JUNE 30, 2000
                                         THREE MONTHS     SIX MONTHS
                                         ------------     ----------

Warrants assumed exercised                     --           50,000
Proceeds assumed realized                      --          $50,000
Shares assumed reacquired:
- During three months ($-0-/$.98)              --
- During six months ($50,000/$1.10)                         45,455
Net additional shares assumed outstanding      --            4,545


For 1999, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                         PERIOD ENDED JUNE 30, 2000
                                         THREE MONTHS     SIX MONTHS
                                         ------------     ----------

  Warrants assumed exercised                  --              --
  Proceeds assumed realized                   --              --
  Shares assumed reacquired:
  - During three months ($-0-/$1.92)          --
  - During six months ($-0-/$1.48)                            --
  Net additional shares assumed outstanding   --              --